UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2009

Easton-Bell Sports, Inc.
(Exact Name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	333-123927 (Commission File Number)	20-1636283 (IRS Employer Identification Number)
7855 Haskell Avenue
Van Nuys, CA 91406
(Address of principal executive offices, including zip code)
(818) 902-5800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On November 20, 2009, Easton-Bell Sports, Inc. (the “Company”) entered into an agreement to sell an aggregate $350.0 million of its new senior secured notes (the “New Notes”). The New Notes were offered solely to qualified institutional buyers, as defined under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non—U.S. persons, as defined under Regulation S under the Securities Act. The issuance of the New Notes is expected to occur on or about December 3, 2009, subject to the satisfaction of certain conditions, including (i)  entering into a new asset-based credit facility and availability of commitments thereunder for future borrowing, (ii) repayment of a specified amount of existing loans under a credit facility of our indirect parent entity (the “Holdco Facility”) and certain amendments to the terms of the Holdco Facility (iii) the exchange of the remaining loans of the participating lenders under the Holdco Facility, plus accrued and unpaid interest to the closing date, into an equal amount of loans under a new credit facility. There can be no assurance that such conditions will be satisfied. The proceeds of the issuance of the New Notes, together with proceeds from such new asset-based lending facility and certain cash on hand will be used to, among other things, repay and terminate the Company’s existing credit facility and repay the Company’s outstanding 8.375% senior subordinated notes due 2012 (the “Existing Notes”) through a satisfaction and discharge of the indenture relating to the Existing Notes followed by a redemption of the Existing Notes in accordance with their terms.
     This report is neither an offer to sell nor a solicitation of an offer to buy any securities of the Company. The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, this information shall not be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission or any other document, except as shall be expressly set forth by specific reference in such filing.
     The information included in this Current Report contains forward-looking statements, including statements that include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” or similar expressions and statements regarding our prospects. Although the Company believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will prove to have been correct. They can be affected by inaccurate assumptions that the Company might make or by known or unknown risks and uncertainties including: (i) the level of competition in the sporting goods industry; (ii) legal and regulatory requirements, including changes in the laws that relate to use of our products and changes in product performance standards maintained by athletic governing bodies; (iii) the success of new products; (iv) whether we can successfully market our products, including use of our products by high profile athletes; (v) the Company’s dependence on and relationships with its major customers; (vi) fluctuations in costs of raw materials; (vii) risks associated with using foreign suppliers including increased transportation costs, potential supply chain disruption and foreign currency exchange rate fluctuations; (viii) the Company’s labor relations; (ix) departure of key personnel; (x) failure to protect the Company’s intellectual property or guard against infringement of the intellectual property rights of others; (xi) product liability claims; (xii) the timing, cost and success of opening or closing manufacturing facilities; (xiii) the Company’s level of indebtedness; (xiv) interest rate risks; (xv) the ability to successfully complete and integrate acquisitions and realize expected synergies; (xvi) an increase in return rates; (xvii) negative publicity about our products or the athletes that use them; (xviii) the seasonal nature of our business; (xix) failure to maintain an effective system of internal controls and (xx) other risks outlined under “Risk Factors” in the Company’s other filings with the Securities Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTON-BELL SPORTS, INC.
Date: November 23, 2009	By:	/s/ Mark Tripp
		Name:	Mark Tripp
		Title:	Chief Financial Officer